UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2022

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in July 2020, AAR CORP. (the “Company”) entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Treasury Department providing the Company with funding pursuant to the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”). Under the PSP Agreement, the Company was subject to certain restrictions, including on the amount of compensation that could be paid to certain employees of the Company through March 24, 2022.

The COVID-19 pandemic caused a steep decline in commercial flying and adversely impacted the commercial aviation sector, including the Company, and the amount the Company received pursuant to the PSP Agreement allowed it to largely keep its workforce intact through the pandemic. In order to comply with the CARES Act and the PSP Agreement, certain key executives, including John M. Holmes, the Company’s President and Chief Executive, had their equity-based compensation reduced in July 2020 and July 2021 for the Fiscal Years ending May 31, 2021 and May 31, 2022.

Since the beginning of the COVID-19 pandemic the Company, under the leadership of Mr. Holmes, has achieved the following:

•	Reduced debt, including by repaying all outstanding principal and interest on the loan received pursuant to the PSP Agreement.

•	Initiated numerous cost-cutting actions that allowed the Company to successfully navigate the pandemic, including:

o	Temporary reductions in base salary of 20% for Mr. Holmes and 15% for the other executive officers,

o	Temporary suspension of the Company’s 401(k) and Supplemental Key Employee Retirement Plan (“SKERP”) contributions during part of Fiscal Year 2021,

o	Suspension of the Company’s discretionary SKERP match for executive officers for Fiscal Years 2021 and 2022, and

o	Exiting or restructuring numerous unprofitable contracts, and exiting and consolidating certain facilities.

•	Entered into and expanded numerous profitable contracts.

•	Oversaw an increase in the Company’s stock price from $20.08 as of June 1, 2020 to $44.94 as of February 28, 2022.

•	Implemented several environmental, social and governance initiatives.

On March 25, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered the above accomplishments of the Company under the leadership of Mr. Holmes, and with the support of the other executive officers who had also forgone market-based compensation as a result of the CARES Act, Christopher A. Jessup, Vice President, Chief Commercial Officer, and Eric. S. Pachapa, Vice President, Controller, and Chief Accounting Officer. The Committee thereafter determined to award Messrs. Holmes, Jessup and Pachapa the following awards of stock options and restricted stock awards (“RSAs”):

Name	Stock Options Awarded	Restricted Shares Awarded	Grant Date Fair Value of Award
John M. Holmes President and Chief Executive Officer	312	144,165	$7,349,003
Christopher A. Jessup Vice President, Chief Commercial Officer	59	9,764	$498,544
Eric S. Pachapa Vice President, Controller and Chief Accounting Officer	21	3,534	$180,436

When determining the amount and type of equity to award Messrs. Holmes, Jessup and Pachapa, the Committee considered the following factors:

•	The need to maintain competitive and fair compensation.

•	The retentive value of RSA awards, which have three year-cliff vesting.

•	The ability of stock options to align management’s interests with those of our shareholders, promote performance and to encourage long-term value creation.

•	The type and amount of equity-based compensation forgone by each Messrs. Holmes, Jessup and Pachapa as a result of CARES Act restrictions during Fiscal Year 2021 and 2022.

•	The similar actions being taken for non-executive employees that had their compensation reduced due to CARES Act restrictions during Fiscal Year 2022.

The RSA awards have a three-year cliff vesting period. The stock option awards will vest in 1/3 annual installments, beginning on March 25, 2023. The option awards are subject to the terms and conditions set forth on the form of Non-Qualified Stock Option Agreement attached as Exhibit 10.1 hereto and the RSA awards are subject to the terms and conditions set forth on the form of Restricted Stock Award Agreement attached as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT

(d)   Exhibits.

Exhibit No.	Description
10.1	Form of AAR CORP. Fiscal 2022 Special Non-Qualified Stock Option Agreement
10.2	Form of AAR CORP. Fiscal 2022 Special Restricted Stock Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2022
AAR CORP.

	By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Vice President, General Counsel and Secretary